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EXHIBIT 10.1


                                COMMERCIAL LEASE

         This Lease Agreement is made and entered into by and between MARRS & SMITH, LTD. (Landlord), whose address is P.O. Box 919, Kermit, Winkler County, Texas, and TEXAS LANDSCAPE CENTER, INC. (Tenant), whose address is 3327 W. Wadley, 3-366, Midland, Texas, 79707. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain property with the improvements thereon, hereinafter called the "leased premises", known as the addresses set forth with each tract of land, more particularly described as follows, to-wit:

         Lot 1, Block 1, Wolfe Nursery Addition to the City of Odessa commonly known as 3600 Andrews Highway, Odessa, Texas 79762.

         The primary term of this lease shall be two (2) years commencing prior hereto on the 1ST day of DECEMBER, 2006, and ending on the 30TH day of NOVEMBER, 2008, and is automatically renewable thereafter unless either party gives the other party notice at least on or before April 1st of any year preceding the year in which the termination shall occur, upon the following terms, conditions and covenants:

1. TAXES: Each year during the term of this lease, Tenant shall pay real estate taxes assessed against the leased premises in an amount equal to the total real estate taxes assessed against the leased premises in the base year. Each year during the term of this lease, Tenant shall pay as additional rental, upon receipt of a statement from Landlord together with tax statements or other verification from the proper taxing authority, his pro rata share of any increase in real estate taxes over the base year on the property of which the leased premises is a part.

2. UTILITIES: Tenant shall pay all charges for utility services to the leased premises.

3. HOLDING OVER: Failure of Tenant to surrender the leased premises at the expiration of the lease constitutes a holding over which shall be construed as a tenancy from month to month at a rental of $15,000.00 per month.

4. RENT: Tenant agrees to and shall pay Landlord at P.O. Box 919, Kermit, TX 79745, or at such other place Landlord shall designate from time to time in writing, as rent for the leased premises, the total sum of $48,000.00, payable without demand in equal monthly payments of $4,000.00 each in advance on or before the 1ST day of each month, commencing prior hereto on DECEMBER 1, 2006, and continuing thereafter until the total sum shall be paid. If rent is not received by Landlord by the 5th of each month, Tenant shall pay a late charge of five (5) percent of the payment. Tenant shall pay $25.00 for each returned check.

5. USE: Tenant shall use the leased premises for the following purpose and no other: landscape center and nursery.

6. SECURITY DEPOSIT: Tenant shall pay to Landlord a security deposit in the sum of $N/A payable on or before the commencement of this lease for Tenant's faithful performance hereunder. Refund thereof shall be made upon performance of this lease agreement by Tenant, minus any assessments or damages unless Landlord and Tenant provide otherwise in Special Provisions.

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7.       CONDITION OF PREMISES: Tenant has examined and accepts the leased premises in its present as is condition as suitable for the purposes for which the same are leased, and does hereby accept the leased premises regardless of reasonable deterioration between the date of this lease and the date Tenant begins occupying the leased premises unless Landlord and Tenant agree to repairs or refurbishment as noted in Special Provisions.

8. MAINTENANCE AND REPAIRS: Tenant shall be responsible to keep the foundation, the exterior walls and the roof of the leased premises in good repair.

9. ALTERATIONS: All alterations, additions and improvements, except trade fixtures, installed at expense of Tenant, shall become the property of Landlord and shall remain upon and be surrendered with the leased premises as a part thereof on the termination of this lease. Such alterations, additions, and improvements may only be made with the prior written consent of Landlord, which consent shall not be unreasonably withheld. If consent is granted for the making of improvements or alterations to the leased premises, such improvements and alterations shall not commence until Tenant has furnished to Landlord a certificate of insurance showing coverage in an amount satisfactory to Landlord protecting Landlord from liability for injury to any person and damage to any personal property, on or off the leased premises, in connection with the making of such improvements or alterations. No cooling tower, equipment, or structure of any kind shall be placed on the roof or elsewhere on the leased premises by Tenant without prior written permission of Landlord. If such permission is granted, such work or installation shall be done at Tenant's expense and in such a manner that the roof shall not be damaged thereby. If it becomes necessary to remove such cooling tower, equipment or structure temporarily, so that repairs to the roof can be made. Tenant shall promptly remove and reinstall the cooling tower, equipment or structure at Tenant's expense and repair at Tenant's expense any damage resulting from such removal or reinstallation. Upon termination of this lease, Tenant shall remove or cause to be removed from the roof any such cooling tower, equipment or structure if directed to do so by Landlord. Tenant shall promptly repair at its expense any damages resulting from such removal. At the termination of this lease, Tenant shall deliver the leased premises in good order and condition, natural deterioration only excepted. Any damage caused by the installation or removal of trade fixtures shall be repaired at Tenant's expense prior to the expiration of the lease term. All alterations, improvements, additions, and repairs made by Tenant shall be made in good and workmanlike manner.

10. COMPLIANCE WITH LAWS AND REGULATIONS: Tenant shall, at its own expense, comply with all laws, orders and requirements of all governmental entities with reference to the use and occupancy of the leased premises. Tenant and Tenant's agents, employees and invitees shall fully comply with any rules and regulations governing the use of the buildings or other improvements to the leased premises as required by Landlord. Landlord may make reasonable changes in such rules and regulations from time to time as deemed advisable for the safety, care and cleanliness of the leased premises, provided same are in writing and are not in conflict with this lease.

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11.      ASSIGNMENT AND SUBLETTING: Tenant shall not assign this lease nor sublet the leased premises or any interest therein without first obtaining the written consent of Landlord. An assignment or subletting without the written consent of Landlord shall be void and shall, at the option of Landlord, terminate this lease.

12. DESTRUCTION: In the event the leased premises is partially damaged or destroyed or rendered partially unfit for occupancy by fire or other casualty, Tenant shall give immediate notice to Landlord. Tenant hereby assumes risk of loss of the leased premises and hereby agrees to rebuild any portion of the leased premises that is destroyed or deemed by the Landlord to be rendered unfit for occupancy.

13. TENANT DEFAULT: If Tenant abandons the premises or otherwise defaults in the performance of any obligations or covenants herein, Landlord may enforce the performance of this lease in any manner provided by law. This lease may be terminated at Landlord's discretion if such abandonment or default continues for a period of 10 days after Landlord notifies Tenant of such abandonment or default and of Landlord's intention to declare this lease terminated. Such notice shall be sent by Landlord to Tenant at the leased premises by certified mail or otherwise. If Tenant has not completely removed or cured default within the 10-day period, this lease shall terminate. Thereafter, Landlord or its agents shall have the right, without further notice or demand, to enter the leased premises and remove all persons and property without being deemed guilty of trespass and without waiving any other remedies for arrears of rent or breach of covenant. Upon abandonment or default by the Tenant, the remaining unpaid portion of the rental from paragraph 4 herein, shall become due and payable.

14. SUBORDINATION: Landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, Deed of Trust, or other lien hereafter placed on the demised premised and Tenant agrees on demand to execute such further instruments subordinating this lease as Landlord may request, provided such subordination shall be on the express condition that this lease shall be recognized by the mortgagee, and the rights of Tenant shall remain in full force and effect during the term of this lease so long as Tenant shall continue to perform all of the covenants and conditions of this lease.

15. INDEMNITY: Landlord and its employees and agents shall not be liable to Tenant or to Tenant's employees, patrons, visitors, invitees or any other persons for any injury to any such persons or for any damage to personal property caused by an act, omission, or neglect of Tenant or Tenant's agents or of any other tenant of the premises of which the leased premises is a part. Tenant agrees to indemnify and hold Landlord and its employees and agents harmless from any and all claims for such injury and damages, whether the injury occurs on or off the leased premises.

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16.      SIGNS: Tenant may post or paint any signs at, on or about the leased premises or paint the exterior walls of the building except with the prior written consent of the Landlord. Landlord shall have the right to remove any sign or signs in order to maintain the leased premises or to make any repairs or alterations thereto.

17. TENANT BANKRUPTCY: If Tenant becomes bankrupt or makes voluntary assignment for the benefit of creditors or if a receiver is appointed for Tenant, Landlord may terminate this lease by giving five (5) days written notice to Tenant of Landlord's intention to do so.

18. CONDEMNATION: If the whole or any substantial part of the leased premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or should the leased premises be sold to a condemning authority under threat of condemnation, this lease shall terminate and the rent shall be abated during the unexpired portion of the lease effective from the date of the physical taking of the leased premises.

19. NOTICES: Notices to Tenant shall be by certified mail or other delivery to the leased premises. Notices to Landlord shall be by certified mail to the place where rent is payable.

20. DEFAULT BY LANDLORD: In the event of breach by Landlord of any covenant, warranty, term or obligation of this lease, then Landlord's failure to cure same or commence a good faith effort to cure the same within 10 days after written notice thereof by Tenant shall be considered a default and shall entitle Tenant to either to terminate this lease or cure the default and make the necessary repairs and expenses incurred by Tenant shall be reimbursed by the Landlord after reasonable notice of the repairs and expenses incurred. If any utility services furnished by Landlord are interrupted and continue to be interrupted despite the good faith efforts of Landlord to remedy the same, Landlord shall not be liable in any respect for damages to the person or property of Tenant or Tenant's employees, agents or guests, and same shall not be construed as grounds for constructive eviction or abatement of rent. Landlord shall use reasonable diligence to repair and remedy such interruption promptly.

21. RIGHT OF ENTRY: Landlord shall have the right during normal business hours to enter the demised premises: a) to inspect the general condition and state of repair thereof, b) to make repairs required or permitted under this lease, or c) for any other reasonable purpose.

22. WAIVER OF BREACH: The waiver by Landlord of any breach of any provision of this lease shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or a different provision of this lease.

23. TIME OF ESSENCE: Time is expressly declared to be of the essence in this lease.

24. BINDING OF HEIRS AND ASSIGNS: Subject to the provisions of this lease pertaining to assignment of the Tenant's interest, all provisions of this lease shall extend to and bind, or inure to the benefit not only of the parties to this lease but to each and every one of the heirs, executors, representatives, successors, and assigns of Landlord or Tenant.

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25.      RIGHTS AND REMEDIES CUMULATIVE: The rights and remedies by this lease agreement are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

26. TEXAS LAW TO APPLY: This agreement shall be construed under and in accordance with the laws of the State of Texas.

27. LEGAL CONSTRUCTION: In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

28. PRIOR AGREEMENTS SUPERSEDED: This agreement constitutes the sole and only agreement of the parties to this lease and supersedes and prior understandings or written or oral agreements between the parties respecting the subject matter of this lease.

29. AMENDMENT: No amendment, modification, or alteration of the terms hereof shall be binding unless it is in writing, dated subsequent to the date hereof, and duly executed by the parties.

30. ATTORNEY'S FEES: Any signatory to this lease agreement who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this lease agreement or this transaction shall be additionally entitled to recover court costs, reasonable attorney fees, and all other out-of-pocket costs of litigation, including deposition, travel and witness costs from the prevailing party.

         EXECUTED this                day of December, 2006.
                       --------------


TENANT:                                     LANDLORD:

                                            MARRS & SMITH, LTD.


/s/                                         By: /s/
--------------------------------            ------------------------------------
Texas Landscape Center, Inc.                Rickey Smith, General Partner



GUARANTEE OF CONTRACT. The undersigned hereby jointly and severally guarantee the performance of the contract on behalf of the Buyer.


                                            PENGE CORPORATION


                                            /s/_________________________________
                                            By Kirk Fischer, CEO

                                            /s/_________________________________
                                            Kirk Fischer, Individually

                                            /s/_________________________________
                                            K. C. Homes, Individually